SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

June 30, 2006

SAMURAI ENERGY CORP.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-27651

(Commission File Number)

87-0469497

(IRS Employer Identification Number)

Samuel M. Skipper

President

Samurai Energy Corp.

955 Dairy Ashford, Suite 206

Houston, Texas 77079

(Address of principal executive offices)

(713) 558-7053

(Registrant’s telephone number, including area code)

Item 5. Other Events

Proposed Acquisition. On June 30, 2006, Samurai Energy Corp., a Delaware Corporation (“Samurai”) and Ecco Energy Corp., a Nevada corporation (“Ecco”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a newly formed wholly owned subsidiary of Samurai will merge with and into Ecco and shares of capital stock of Ecco will be issued to the present shareholders of Ecco.

Under the Merger Agreement, Samuel M. Skipper, President and Chief Executive Officer and sole Director of Samurai will continue as President, CEO and a director of Ecco.

Upon completion of the merger, there will not be a change in control.

The Merger.

The transaction is expected to be completed on or about July 15, 2006 by the merger of a newly formed subsidiary of Samurai with and into Ecco, the issuance and reserved for issuance to the shareholders of Ecco of approximately 47% of the common stock outstanding. After completion of the transaction, Ecco will be a wholly-owned subsidiary of Samurai and Samurai will merge with Ecco, for the sole purpose of reincorporating into Nevada and will change its name to ECCO Energy Corp. The transaction will not require approval of shareholders of Samurai.

Closing of the transaction is subject to the customary definitive agreement, due diligence by both parties and other matters usually associated with business combinations.

About ECCO Energy Corp..

ECCO Energy Corp. is an independent oil and natural gas company engaged in exploitation, acquisition, exploration and production activities primarily in the development of proven oil and natural gas reserves in the Gulf Coast region. Headquartered in Houston, Texas, Ecco currently owns working interest in the 250 acre Wilson Lease in Nueces County. Located in the Riverside, East Riverside, and Agua Dulce Fields are the Wilson State Tract 5-2, EC Wilson 1, EC Wilson 2, EC Wilson 3, EC Wilson 6, EC Wilson 7, EC Wilson 10, and EC Wilson 11. The Wilson State Tract 5-2 and EC Wilson 10 are currently producing and provide a significant proved developed reserve base. The EC Wilson 10 contains a significant proved behind pipe reserve base and the EC Wilson 11 has substantial proved un-developed reserves.

Item 7. Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit A – Agreement and Plan of Merger among Samurai Energy Corp. and ECCO Energy Corp. dated June 26, 2006 (without Exhibits)

Exhibit B - Press Release of Samurai Energy Corp. dated June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMURAI ENERGY CORP.

By:__________________

Samuel M. Skipper, President

Date: June 30, 2006

EXHIBIT A

Agreement of Plan of Merger

AGREEMENT AND PLAN OF MERGER

AMONG

SAMURAI ENERGY CORP.

ECCO ENERGY CORP.

AND

SEI ACQUISITION CORPORATION

DATED AS OF

June 30, 2006

Ecco Disclosure Schedule

Samurai Disclosure Schedule

Exhibit A – Form of Articles of Merger

Exhibit B – Form of Opinion of Samurai’s Counsel

Exhibit C – Form of Opinion of ECCO’s Counsel

Exhibit D – Form of Certificate of Designations

Exhibit E – Directors and Officers of ECCO as of the Effective Time

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (“Agreement”) entered into as of June 26, 2006, by and among Samurai Energy Corp., a Delaware corporation (“Samurai”), ECCO Energy Corp., a Nevada corporation (“Ecco”), and SEI Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Samurai (“Samurai Sub”). Samurai, Ecco and Samurai Sub are referred to collectively herein as the “Parties.”

R E C I T A L S:

A. Samurai Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable sections of the Nevada Revised Statutes (“Nevada Law”) and General Corporation Law of Delaware (“Delaware Law”), will merge with and into Ecco resulting in Ecco being a wholly owned subsidiary of Samurai (the “Merger”).

B. The merger of Samurai Sub with and into Ecco will be immediately followed by Samurai merging with and into Ecco for the sole purpose of changing the corporate domicile of Samurai from Delaware to Nevada (the “Reincorporation Merger”).

C. The Board of Directors of Ecco has determined that the Merger is in the best interests of Ecco, has approved and adopted this Agreement and the transactions contemplated hereby, and recommended adoption of this Agreement by the stockholders of Ecco.

D. The Board of Directors of Samurai and Samurai Sub have approved and adopted this Agreement and the transactions contemplated hereby, and the Board of Directors of Samurai Sub has recommended adoption of this Agreement to the sole stockholder of Samurai Sub.

E. For federal Income Tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

“Agreement” has the meaning set forth in the preface above.

“Articles of Merger” has the meaning set forth in Section 2.03.

“Business Day” means a day of the year in which banks are not required or authorized to be closed in the City of Houston.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

“Certificates” has the meaning set forth in Section 2.08.

“Cleanup” means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms “removal,” “remedial,” and “response action” include the types of activities covered by CERCLA.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of Ecco that is not already generally available to the public.

“Contravene” - an act or omission would “Contravene” something if, as the context requires:

(i)            the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

(ii)           the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

(iii)          the act or omission would result in the creation of an Encumbrance on the stock or assets of the subject company.

“Controlled Group of Corporations” has the meaning set forth in Code Section 1563.

“Delaware Law” has the meaning set forth in the Recitals above.

“Delaware Secretary” has the meaning set forth in Section 2.03.

“Ecco” has the meaning set forth in the preface above.

“Ecco Audited Statements” shall mean Ecco’s audited financial statements as of and for the period ended December 31, 2005.

“Ecco Disclosure Schedule” has the meaning set forth in Article 3.

“Ecco Shares” means the common stock, $ .001 par value, of Ecco.

“Ecco Stockholder” means Samuel Skipper

“Deferred Intercompany Transaction” has the meaning set forth in Regulation Section 1.1502-13.

“Delaware Law” means Delaware Business Corporation Law.

“ECCO Preffered Stock” means the Series A Preferred Stock that has no stated dividend rate and has no liquidation preference. The shares of outstanding Preferred Stock shall have the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one additional vote such that the holders of outstanding shares of Preferred Stock shall always constitute a majority of the voting rights of the Corporation. Except as otherwise required by law or by this Certificate of Designation, the holders of shares of Common Stock and Preferred Stock shall vote together and not as separate classes.

“Effective Time” has the meaning set forth in Section 2.03.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

“Environmental, Health, and Safety Liabilities” means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(i)            any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

(ii)           any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law;

(iii)          financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or

(iv)          any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means CERCLA and any other Legal Requirement that requires or relates to:

(i)            advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii)           preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(iii)          reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

(iv)          assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(v)	protecting resources, species, or ecological amenities;

(vi)          reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(vii)         Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or

(viii)       making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Facility” means any Real Property or tangible personal property interest owned or operated by Samurai or its Subsidiaries. For purposes of Section 4.17 and the definition of “Hazardous Activity,” the term also includes any Real Property or tangible personal property interest formerly owned or operated by Samurai or its Subsidiaries or any predecessor Person.

“Fiduciary” has the meaning set forth in ERISA Section 3(21).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Good Title” means good and defensible title which is (i) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (ii) free and clear of all liens, security interest, claims, infringements, and other burdens of encumbrances, other than such liens, security interests, claims, infringements, and other burdens of encumbrances that a reasonably prudent purchaser of oil and gas properties would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity or the degree of difficulty or the cost of performing curative work.

“Governmental Body” means any:

(i)	nation, region, state, county, city, town, village, district, or other jurisdiction;

(ii)	federal, state, local, municipal, foreign or other government;

(iii)          governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

(iv)	multinational organization;

(v)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and

(vi)	official of any of the foregoing.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or Samurai and its Subsidiaries.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Income Taxes” means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

“Information Statement” has the meaning set forth in Section 4.33.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means actual knowledge after reasonable investigation.

“Legal Requirement” means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

“Merger” has the meaning set forth in the Recitals above.

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Nevada Law” has the meaning set forth in the Recitals above.

“Nevada Secretary” has the meaning set forth in Section 2.03.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Oil and Gas Interests” means the properties referenced under Section 3.10 of the Ecco Disclosure Schedule hereof, which constitute as to Ecco and its Subsidiaries all interests in and rights in respect of oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working interests, royalties, overriding royalties, production payments, net profits interests, other nonworking interests and nonoperating interests, contract rights, debt instruments, and equity interests in joint ventures, partnerships, corporations and other entities, including but not limited to common and preferred stock, debentures, bonds and other securities of every kind and nature and unrelated assets coincidentally acquired in connection with the acquisition of the foregoing assets; all interests in and rights in respect of oil, gas and other minerals and hydrocarbons or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including but not limited to all oil and gas leases and interests thereunder, surface interests, fee interests, reversionary interests, royalties, overriding royalties, reservations, and concessions), all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing, and all interests in equipment and machinery (including but not limited to well equipment and machinery), oil and gas transmission or storage facilities (including but not limited to tanks, tank batteries, pipelines and gathering systems), camps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTC” means the OTC Bulletin Board.

“Outstanding Ecco Shares” means all Ecco Common Stock issued and outstanding immediately prior to the Effective Time.

“Parties” has the meaning set forth in the preface above.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Real Property” means all real property of Samurai and its Subsidiaries, including all parcels and tracts of land in which Samurai or its Subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

“Reincorporation Merger” has the meaning set forth in the Recitals above.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Reportable Event” has the meaning set forth in ERISA Section 4043.

“Samurai Preferred Stock” means the Series A Preferred Stock that has no stated dividend rate and has no liquidation preference. The shares of outstanding Preferred Stock shall have the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one additional vote such that the holders of outstanding shares of Preferred Stock shall always constitute a majority of the voting rights of the Corporation. Except as otherwise required by law or by this Certificate of Designation, the holders of shares of Common Stock and Preferred Stock shall vote together and not as separate classes.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Taxes” shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Threatened” means an action or matter would be considered to have been “Threatened” if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

“Samurai” has the meaning set forth in the preface above.

“Samurai Common Stock” means the common stock, par value $.001 per share, of Samurai.

“Samurai Disclosure Schedule” has the meaning set forth in Article 4.

“Samurai Preferred Stock” means the voting, Series A preferred stock, par value $.001 preferred stock, of Samurai as described in the form of Certificate of Designation attached as Exhibit D.

“Samurai Sub” has the meaning set forth in the preface above.

ARTICLE 2

THE MERGER

Section 2.01. Basic Transaction. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Nevada Law, at the Effective Time, Samurai Sub shall be merged with and into Ecco. As a result of the Merger, the outstanding shares of capital stock of Samurai Sub and Ecco shall be converted or canceled in the manner provided in Section 2.07 of this Agreement, the separate corporate existence of Samurai Sub shall cease, and Ecco will be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.02. Reincorporation. Upon the terms and subject to the conditions set forth in the Plan and Agreement of Merger attached hereto as Exhibit “F,” Samurai will merge with and into the Surviving Corporation which shall be the surviving corporation from and after the effective time of the Reincorporation Merger, and which shall continue to exist as the surviving corporation under its present name, Ecco Energy Corp. pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Samurai shall cease at said effective time in accordance with the provisions of the Delaware Business Corporation Act.

Section 2.03. Effective Time; Closing. As promptly as practicable after Closing (defined below), and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Merger to be consummated by (i) filing a certificate of merger, substantially in the form of Exhibit A attached hereto, with the Secretary of State of the State of Nevada (the “Nevada Secretary”) in such form as is required by, and executed in accordance with the relevant provisions of, Nevada Law, and (ii) filing a certificate of merger, substantially in the form of Exhibit A-1 attached hereto (collectively, the “Articles of Merger”) with the Securities of State of the State of Delaware (the “Delaware Secretary”) in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The term “Effective Time” means the date and time of the filing of the Articles of Merger with the Secretary (or such later time as may be agreed in writing by each of the Parties and specified in the

Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the “Closing”) will be held at the Houston, Texas offices of Sonfield & Sonfield at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the “Closing Date”).

Section 2.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law.

Section 2.05. Articles of Incorporation; Bylaws.

(a)           At the Effective Time, the articles of incorporation of Ecco, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

(b)           At the Effective Time, the bylaws of Ecco, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

Section 2.06. Directors and Officers. The director of Samurai immediately prior to the Effective Time shall be the initial director of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director’s death, resignation, removal or disqualification, and the officers of Ecco immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the bylaws of the Surviving Corporation.

Section 2.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Samurai Sub or Ecco:

(a)           Each three shares of common stock, $.001 par value, of Ecco (the “Ecco Common Stock”) issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive one fully paid, non assessable share of Samurai Common Stock, Each share of Ecco Preferred Stock issued and outstanding immediately prior to the effective time, shall be converted into the right to receive one fully paid, non-assessable share of Samurai Preferred Stock (the Samurai Common Stock and Samurai Preferred Stock to be issued to holders of Ecco Capital Stock collectively, the “Merger Consideration”).

(b)           In any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Samurai Common Stock, Samurai Preferred Stock and/or Ecco Common Stock shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Upon surrender of the certificate(s) representing Ecco Shares in accordance with Section 2.08, such holder of Ecco Shares shall be entitled to receive the Merger Consideration.

(c)           From and after the Effective Time, all Ecco Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration into which such Ecco Shares were converted in the Merger, upon surrender of the certificate(s) representing such shares in accordance with Section 2.08. Certificates previously representing shares of Ecco Shares shall be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of Section 2.08, without interest.

(d)           Any Ecco Shares held in the treasury of Ecco and any shares of Ecco Shares owned by Samurai or any direct or indirect wholly owned subsidiary of Samurai immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(e)           Each share of common stock, par value $.001 per share, of Samurai Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall not have other equity securities.

Section 2.08. Exchange of Certificates.

(a)           Exchange Procedures. At the Closing, each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented Outstanding Ecco Shares shall tender such Certificates to Samurai or its designated transfer or exchange agent with such other documents as Samurai may reasonably request, including a stock power. Upon surrender of a Certificate for cancellation to Samurai together with such duly executed documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of Ecco Shares formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). The surrendered Certificates shall then be marked canceled. In the event of a transfer of ownership of Ecco Shares which is not registered in the transfer records of Ecco, the Merger Consideration may be paid in accordance with Article 2 to the transferee if the Certificates representing such shares of Ecco Shares are presented to Samurai, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). No interest shall be paid on the Merger Consideration.

(b)           Distributions with Respect to Unexchanged Shares of Samurai Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Samurai Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Samurai Common Stock evidenced thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of Samurai Common Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Samurai Common Stock evidenced by such Certificate. There shall be paid to the holder of the certificates representing whole shares of Samurai Common Stock issued in exchange therefor, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Samurai Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Samurai Common Stock.

(c)           No Further Rights in Ecco Shares. The Merger Consideration issued or paid upon conversion of the Outstanding Ecco Shares in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Ecco Shares.

(d)           No Liability. Neither Samurai nor the Surviving Corporation shall be liable to Ecco for any Merger Consideration (or dividends or distributions with respect thereto) which remains undistributed to the holders of Ecco Shares for one year after the Effective Time and is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)           Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Ecco stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Ecco stockholder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Samurai will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and unpaid dividends and distributions on the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(f)            No Fractional Shares. No certificates or scrip evidencing fractional shares of Samurai Common Stock or Samurai Preferred Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each stockholder of Ecco who would otherwise be entitled to receive a fraction of a share of Samurai Common Stock and/or Samurai Preferred Stock, after aggregating all fractional shares of Samurai Common Stock and/or Samurai Preferred Stock which such holder would be entitled to receive under Section 2.07, shall receive the next larger number of whole shares of Samurai Common Stock and/or Samurai Preferred Stock to which such holder would otherwise be entitled.

Section 2.09. Stock Transfer Books. At the Effective Time, the stock transfer books of Ecco shall be closed and there shall be no further registration of transfers of shares of Ecco Shares thereafter on the records of Ecco. On or after the Effective Time, any Certificates presented to Samurai for any reason shall be converted into the Merger Consideration, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b) in accordance with the terms of this Agreement.

Section 2.10. Stock Options. At the Effective Time, each then outstanding option to purchase shares of Ecco Common Stock granted by Ecco (collectively, the “Ecco Options”), shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Samurai. The holders of such Ecco Options shall continue to have, and be subject to, the same terms and conditions set forth in the stock option agreements pursuant to which such Ecco Options were issued as in effect immediately prior to the Effective Time, except that (i) such Ecco Options shall be exercisable for that number of whole shares of Samurai Common Stock equal to the product of the number of shares of Ecco Common Stock covered by the Ecco Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Samurai Common Stock, and (ii) the per share exercise price for the shares of Samurai Common Stock issuable upon the exercise of such assumed Ecco Option shall be equal to the quotient determined by dividing the exercise price per share of Ecco Common Stock specified for such Ecco Option under the applicable stock option agreement in effect immediately prior to the Effective Time by the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent. At the Effective Time, Samurai shall reserve for issuance the number of shares of Samurai Common Stock that will become issuable upon the exercise of the Ecco Options pursuant to this Section 2.10. Nothing in this Section 2.10 shall affect the schedule of vesting (or the acceleration thereof) with respect to the Ecco Options to be assumed by Samurai as provided in this Section 2.10. Notwithstanding anything to the contrary, nothing herein shall require Samurai to issue fractional shares of Samurai Common Stock upon the exercise of any Ecco Option.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ECCO

Ecco represents and warrants to Samurai that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by Ecco to Samurai on the date hereof and initialed by the Parties (the “Ecco Disclosure Schedule”). Nothing in the Ecco Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Ecco Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 3 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Ecco Disclosure

Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

Section 3.01. Organization, Qualification and Corporate Power. Ecco is a corporation duly organized, validly existing, and in good standing under the laws of Nevada. Each of Ecco and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Ecco and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 3.01 of the Ecco Disclosure Schedule lists the directors and officers of Ecco and its Subsidiaries. Except as set forth on Section 3.01 of the Ecco Disclosure Schedule, each of Ecco and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement and the other agreements, documents and instruments executed in connection herewith to which Ecco is a party and the consummation by Ecco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Ecco are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Nevada Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which Ecco is a party has been duly and validly executed and delivered by Ecco and constitute a legal, valid and binding obligation of Ecco, enforceable against Ecco in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Ecco and its Subsidiaries are correct and complete. None of Ecco and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

Section 3.02. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Ecco is subject or any provision of its charter or by-laws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Ecco is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Ecco and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

Section 3.03. Capitalization. The entire authorized capital stock of Ecco consists (i) of 100,000,000 Ecco common shares, of which 4,310,000 Ecco common shares are issued and outstanding and no Ecco common shares are held in treasury, and (ii) 10,000,000 Ecco preferred shares of which 1,000,000 have been designated as Series A and are outstanding. All of the issued and outstanding Ecco Shares and Series A shares if preferred stock have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.03(a) of the Ecco Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Ecco to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Ecco. Except as set forth in Section 3.03(b) of the Ecco Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Ecco. Ecco has reserved Ecco Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants or other convertible securities.

Section 3.04. Brokers’ Fees. None of Ecco and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.05. Title to Assets. Except as set forth in Section 3.05 of the Ecco Disclosure Schedule, Ecco and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Ecco Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Ecco Balance Sheet.

Section 3.06. Subsidiaries Section 3.06 of the Ecco Disclosure Schedule sets forth for each Subsidiary of Ecco (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Ecco have been duly authorized and are validly issued, fully paid, and nonassessable. Ecco and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Ecco, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Ecco and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Ecco to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciations, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Ecco. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Ecco. None of Ecco and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Ecco.

Section 3.07. Financial Statements

(a)           ECCO Energy Corp. Audited Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of Ecco; (ii) present fairly and accurately the financial condition of Ecco, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Ecco, and of the results of operations of Ecco for the periods covered by such statements, and fairly present the financial position, results of operations and changes in stockholders’ equity and cash flows as of the respective dates thereof and for the respective periods indicated therein.

(b)           Samurai Energy Corp. Audited Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of Samurai; (ii) present fairly and accurately the financial condition of Samurai, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Samurai, and of the results of operations of Samurai for the periods covered by such statements, and fairly present the financial position, results of operations and changes in stockholders’ equity and cash flows of Samurai and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c)           Unaudited Pro Forma Consolidating Balance Sheet as ofMarch 31, 2006, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition along with the Pro Forma Consolidating Statements of Operations for the Three Months Ended March 31, 2006 and for the Years Ended December 31, 2005 and 2004. The unaudited interim financial statements of Samurai Energy Corp. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Samurai’s Annual Report filed with the SEC on Form-10KSB. The unaudited interim financial statements of ECCO Energy Corp. have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2005 as reported in the Form 10-KSB have been omitted.

(d)           Except as set forth herein or in Section 3.07 of the Ecco Disclosure Schedule, since March 31, 2006, there has not been any material adverse change in the financial condition of Ecco.

Section 3.08. Undisclosed Liabilities. None of Ecco and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Ecco Balance Sheet (rather than in any notes thereto).

Ecco does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its Subsidiaries operations, ownership of assets, actions or inactions.

Section 3.09. Legal Compliance. Each of Ecco, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Ecco or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 3.10. Real Property Other Than Oil and Gas Interests.

(a)           Each of Ecco and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property, other than Oil and Gas Interests, and other than pursuant to a valid lease.

(b)           Section 3.10(b) of the Ecco Disclosure Schedule lists and describes briefly all real property leased or subleased to each of Ecco and its Subsidiaries, other than Oil and Gas Interests. Ecco has delivered to Samurai correct and complete copies of the leases and subleases listed in Section 3.10(b) of the Ecco Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed in Section 3.10(b) of the Ecco Disclosure Schedule:

(1)           the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(2)           the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(3)           no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(4)	no party to the lease or sublease has repudiated any provision thereof;

(5)           there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(6)           with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

(7)           none of Ecco and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(8)           all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

(9)           all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

(10)         the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

Section 3.11. Title to Oil and Gas Interests Except as set forth in Section 3.11 of the Ecco Disclosure Schedule, Ecco and its Subsidiaries have Good Title to the Oil and Gas Interests.

Section 3.12. Oil and Gas Interests of Ecco and its Subsidiaries Except as set forth in Section 3.12 of the Ecco Disclosure Schedule: (i) neither Ecco nor any of its Subsidiaries has been advised by any operator, lessor or any other party of any default under any such oil and gas leases which default has not heretofore been cured in all respects; (ii) to the best Knowledge of the directors and officers (and employees responsible for payment of royalties and rents) of Ecco and its Subsidiaries, all proper and timely payments (including but not limited to royalties, delay rentals and shut-in royalties), due under the oil and gas leases giving rise to the Oil and Gas Interests have been timely made and paid by the operator(s) of each such lease or well; and (iii) Ecco and its Subsidiaries are entitled to be paid, and are being paid, in all material respects, their percentage of net revenue interests included in the Oil and Gas Interests without suspense and without indemnity other than those customarily found in the industry.

Section 3.13. Wells Except as set forth in Section 3.13 of the Ecco Disclosure Schedule:

(a)           All of the wells included in the Oil and Gas Interests and which are described in Section 3.13 of the Ecco Disclosure Schedule have been drilled and completed within the boundaries of such Oil and Gas Interests or within the limits otherwise permitted by contract, pooling or unit agreement, lease instrument, and by law.

(b)           All drilling and completion of the wells in such Oil and Gas Interests and all development and operations on such Oil and Gas Interests have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders, and decrees of any court or governmental body or agency.

(c)           No well included in such Oil and Gas Interests is subject to penalties on allowables because of any overproduction (legal or illegal) which would prevent the full legal and regular allowable (including maximum permissible tolerance) as prescribed by any court or federal, state or local governmental body or agency to be assigned to any such well.

Section 3.14. Refund Except as included or reflected on the Ecco Balance Sheet or as set forth in Section 3.14 of the Ecco Disclosure Schedule: (i) neither Ecco nor any of its Subsidiaries is obligated by virtue of a prepayment arrangement under any gas contract containing a “take or pay” or similar provision, a production payment or any other arrangement to deliver any material amount of gas or oil attributable to the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor; and (ii) neither Ecco nor any of its Subsidiaries has received any funds or payments from purchasers of production of gas under gas contracts which are subject to a potential material refund.

Section 3.15. Operation of Assets Since the acquisition of Oil and Gas Interests by Ecco and its Subsidiaries, the Oil and Gas Interests have been administered and maintained by Ecco directly or through its Subsidiaries in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry. Neither Ecco nor any of its Subsidiaries are named nor act as the operator of any other leases or properties.

Section 3.16. Tangible Assets The buildings, machinery, equipment, and other tangible assets that Ecco and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

Section 3.17. Powers of Attorney There are no outstanding powers of attorney executed on behalf of any of Ecco and its Subsidiaries.

Section 3.18. Insurance Section 3.18 of the Ecco Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which any of Ecco and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

(a)	the name, address, and telephone number of the agent;

(b)           the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c)	the policy number and the period of coverage;

(d)           the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e)	a description of any retroactive premium adjustments or other loss- sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of Ecco and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Each of Ecco and its Subsidiaries has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3.13 of the Ecco Disclosure Schedule describes any material self-insurance arrangements affecting any of Ecco and its Subsidiaries.

Section 3.19. Litigation. Section 3.19 of the Ecco Disclosure Schedule sets forth each instance in which any of Ecco and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as otherwise set forth therein, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.14 of the Ecco Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Ecco and its Subsidiaries. None of Ecco and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Ecco and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Ecco and its Subsidiaries.

Section 3.20. Employees. None of Ecco and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Ecco and its Subsidiaries has committed any material unfair labor practice. None of Ecco and its Subsidiaries and the directors and officers of Ecco and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Ecco and its Subsidiaries.

Section 3.21. Guaranties. None of Ecco and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 3.22. Certain Business Practices. Ecco and its Subsidiaries and, to the Knowledge of Ecco, each director, officer, authorized agent or employee of Ecco or any of its Subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Ecco and its Subsidiaries.

Section 3.23. Parachute Payments. Ecco has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 3.24. Information Statement. The information supplied or to be supplied by or on behalf of Ecco for inclusion or incorporated by reference in the Samurai information statement pursuant to Section 14(c) of the Exchange Act, in definitive form (the “Information Statement”), will not, at the date mailed to the Samurai stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Ecco, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

Section 3.25. Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SAMURAI

Samurai and its Subsidiaries represent and warrant to Ecco that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by Samurai to Ecco on the date hereof and initialed by the Parties (the “Samurai Disclosure Schedule”). Nothing in the Samurai Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Samurai Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 4 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Samurai Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

Section 4.01. Organization, Qualification, and Corporate Power. Each of Samurai and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Samurai and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Samurai and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 4.01 of the Samurai Disclosure Schedule lists the directors and officers of Samurai and its Subsidiaries. Except as set forth on Section 4.01 of the Samurai Disclosure Schedule, each of Samurai and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement by Samurai and the other agreements, documents and instruments executed in connection herewith to which Samurai is a party and the consummation by Samurai of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Samurai are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Nevada Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which Samurai is a party has been duly and validly executed and delivered by Samurai and constitute a legal, valid and binding obligation of Samurai, enforceable against Samurai in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Samurai and its Subsidiaries are correct and complete. None of Samurai and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

Section 4.02. Capitalization. The entire authorized capital stock of Samurai consists of 75,000,000 Samurai Common Stock shares and 100,000 Samurai Preferred Stock shares. As of December 31, 2005, 1,600,00 shares of Samurai Common Stock were issued and outstanding, zero Samurai Preferred Stock shares were issued and outstanding and no Samurai Common Stock shares were held in treasury. All of the issued and outstanding Samurai Common Stock and Preferred Stock shares have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.02(a) of the Samurai Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Samurai to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Samurai. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Samurai. Samurai has reserved an aggregate of Samurai Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants and other convertible securities listed in Section 4.02(a) of the Samurai Disclosure Schedule. Section 4.02(a) of the Samurai Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of Samurai Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Samurai. Section 4.02(b) of the Samurai Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Samurai that is subject to registration rights.

Section 4.03. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Samurai and its Subsidiaries is subject or any provision of the charter or bylaws of any of Samurai and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Samurai and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Samurai and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

Section 4.04. Brokers’ Fees. None of Samurai and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 4.05. Title to Assets. Samurai and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Samurai Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Samurai Balance Sheet.

Section 4.06. Subsidiaries. Section 4.06 of the Samurai Disclosure Schedule sets forth for each Subsidiary of Samurai (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Samurai have been duly authorized and are validly issued, fully paid, and nonassessable. One of Samurai and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Samurai, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Samurai and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Samurai to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Samurai. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Samurai. None of Samurai and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Samurai.

Section 4.07. SEC Filings; Financial Statements.

(a)           Samurai has timely filed all forms, reports, statements and documents (collectively, the “SEC Reports”) required to be filed by it within the past twelve months with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Samurai is currently required to file any form, report or other document with the SEC.

(b)           Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of Samurai; (ii) present fairly and accurately the financial condition of Samurai, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of Samurai, and of the results of operations of Samurai for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-K and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders’ equity and cash flows of Samurai and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c)           Except to the extent set forth on the audited consolidated balance sheet of Samurai as of March 31, 2006, including the notes to the audited financial statements of which such balance sheet is a part and which is included in Samurai’s Form 10-KSB for the year ended December 31, 2005 (the

“Samurai Balance Sheet”), neither Samurai nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d)           Samurai has heretofore made available to Ecco, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by Samurai with the SEC to all agreements, documents and other instruments that previously had been filed by Samurai as exhibits to the SEC Reports and are currently in effect.

Section 4.08. Absence of Certain Changes or Events. Since March 31, 2006, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Samurai and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

(a)           none of Samurai and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

(b)           none of Samurai and its Subsidiaries has entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

(c)           no party (including any of Samurai and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of Samurai and its Subsidiaries is a party or by which any of them is bound;

(d)           none of Samurai and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

(e)           none of Samurai and its Subsidiaries has made any capital expenditures (or series of related capital expenditures) in excess of $10,000;

(f)            except as set forth in Section 4.08(f) of the Samurai Disclosure Schedule, none of Samurai and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

(g)           none of Samurai and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $5,000 singly or $10,000 in the aggregate;

(h)           none of Samurai and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(i)            there has been no change made or authorized in the charter or bylaws of any of Samurai and its Subsidiaries;

(j)            none of Samurai and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(k)           except as set forth in Section 4.08(k) of the Samurai Disclosure Schedule, none of Samurai and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(l)            none of Samurai and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(m)          except as set forth in Section 4.08(m) of the Samurai Disclosure Schedule, none of Samurai and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

(n)           none of Samurai and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

(o)           none of Samurai and its Subsidiaries has granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

(p)           none of Samurai and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(q)           none of Samurai and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

(r)            except as set forth in Section 4.08(r) of the Samurai Disclosure Schedule, none of Samurai and its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

(s)            none of Samurai and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(t)            none of Samurai and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(u)           there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Samurai and its Subsidiaries; and

(v)	none of Samurai and its Subsidiaries has committed to any of the foregoing.

Section 4.09. Undisclosed Liabilities. None of Samurai and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Samurai Balance Sheet (rather than in any notes thereto).

Except as set forth in Section 4.09 of the Samurai Disclosure Schedule, Samurai does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its Subsidiaries operations, ownership of assets, actions or inactions.

Section 4.10. Legal Compliance. Each of Samurai, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Samurai or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 4.11. Tax Matters.

(a)           Each of Samurai and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of Samurai and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Samurai and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Samurai and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Samurai and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)           Each of Samurai and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)           No director or officer (or employee responsible for Tax matters) of any of Samurai and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of any of Samurai or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of Samurai and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between Samurai or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to Samurai or its Subsidiaries or the business or property of Samurai or its Subsidiaries.

(d)           Section 4.11(d) of the Samurai Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Samurai and its Subsidiaries for Taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Samurai has delivered to Ecco correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Samurai or its Subsidiaries since December 31,2002. None of Samurai and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           None of Samurai and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of Samurai and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of Samurai and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Samurai and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. None of Samurai and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Samurai and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Samurai) or (ii) has any liability for the Taxes of any Person (other than of Samurai or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)            Section 4.11(f) of the Samurai Disclosure Schedule sets forth estimates of the following information with respect to each of Samurai and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Samurai or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Samurai or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Samurai or Subsidiary arising out of any Deferred Intercompany Transaction.

(g)           The unpaid Taxes of Samurai and its Subsidiaries (i) did not, as of December 31, 2005, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Samurai Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Samurai and its Subsidiaries in filing their Tax Returns.

Section 4.12. Real Property. Each of Samurai and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property other than pursuant to a valid lease.

Section 4.13. Litigation. Section 4.13 of the Samurai Disclosure Schedule sets forth each instance in which any of Samurai and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.24 of the Samurai Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Samurai and its Subsidiaries. None of Samurai and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Samurai and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Samurai and its Subsidiaries.

Section 4.14. Employees. None of Samurai and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Samurai and its Subsidiaries has committed any material unfair labor practice. None of Samurai and its Subsidiaries and the directors and officers of Samurai and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Samurai and its Subsidiaries.

Section 4.15. Employee Benefits.

(a)           None of Samurai and its Subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

(b)           None of Samurai, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Samurai and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

(c)           None of Samurai and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(d)           No current or former employee, officer and director of Samurai and its Subsidiaries has any outstanding agreement, contract or understanding with respect to Samurai or its Subsidiaries that provides for bonus payments.

Section 4.16. Guaranties. None of Samurai and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 4.17. Environment, Health, and Safety.

(a)           Each of Samurai and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any of Samurai and its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Samurai or its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Samurai, its Subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b)           There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of Samurai or its Subsidiaries has or had an interest.

(c)           Neither any of Samurai or its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Samurai or its Subsidiaries had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of Samurai, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received. Neither any of Samurai or its Subsidiaries, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of Samurai or its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

(d)           There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Facility or such adjoining property, or incorporated into any structure therein or thereon. None of Samurai, its Subsidiaries, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Samurai or its Subsidiaries has or had an interest.

(e)           There has been no Release or, to Samurai’s Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of Samurai or its Subsidiaries has or had an interest, or any geologically or hydrologically adjoining property, whether by any of Samurai, its Subsidiaries, or any other Person.

(f)            Samurai has delivered to Ecco true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of Samurai or its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of Samurai, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

Section 4.18. Certain Business Relationships With Samurai. Except as disclosed in Section 4.18 of the Samurai Disclosure Schedule, none of the directors and officers of Samurai and its Subsidiaries and their Affiliates has been involved in any business arrangement or relationship with Samurai or its Subsidiaries within the past 24 months, and none of the directors and officers of Samurai and its Subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of Samurai or its Subsidiaries.

Section 4.19. Change of Control. Samurai and its Subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a “change in control,” “potential change in control” or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Samurai and its Subsidiaries to any Person, materially increase any benefits otherwise payable by Samurai or any of its Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.20. Certain Business Practices. Samurai and its Subsidiaries and, to the Knowledge of Samurai, each director, officer, authorized agent or employee of Samurai or any of its Subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Samurai and its Subsidiaries.

Section 4.20. Parachute Payments. Samurai has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 4.33. Information Statement. The information supplied or to be supplied by or on behalf of Samurai for inclusion or incorporated by reference in the Ecco information statement describing the Merger, at the date mailed to the Ecco stockholders, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.34. Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

ARTICLE 5

PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

Section 5.01. General. Each of the Parties will use his, her or its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

Section 5.02. Notices and Consents. Each of Ecco and its Subsidiaries shall give any notices to third parties, and each of Ecco and its Subsidiaries shall use its best efforts to obtain any third party consents, that Samurai reasonably may request in connection with the matters referred to in Section 4.03. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.03.

Section 5.03. Operation of Business. Each of (i) Samurai and its Subsidiaries, and (ii) Ecco, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Samurai and its Subsidiaries and Ecco shall not (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) become a party to any agreement of the type of referred to in Section 4.20 (only with respect to Samurai and its Subsidiaries), or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07 (only with respect to Samurai and its Subsidiaries).

Section 5.04. Preservation of Business. Each of (i) Samurai and its Subsidiaries, and (ii) Ecco, shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

Section 5.05. Full Access.

(a)           Each of Samurai and its Subsidiaries shall permit representatives of Ecco to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Samurai, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Samurai and its Subsidiaries.

(b)           Ecco shall permit representatives of Samurai to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Ecco, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Ecco.

Section 5.06. Notice of Developments. Ecco and Samurai will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the Ecco Disclosure Schedule or the Samurai Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 5.07. Exclusivity.

(a)           Ecco agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, Samurai or any of its Subsidiaries (collectively, the “Samurai Representatives”) to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, the foregoing shall not prohibit Ecco from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with Samurai pursuant to an Acquisition Proposal which the board of directors of Ecco (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the stockholders of Ecco than the transactions contemplated by this Agreement (a “Superior Proposal”), so long as:

(i)            prior to furnishing any information to, or entering into discussions or negotiations with such a Person, Ecco provides twenty- four (24) hours’ advance written notice to Samurai to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom Ecco shall have received an executed confidentiality agreement in form and substance satisfactory to Samurai prior to furnishing such information;

(ii)           such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

(iii)          prior to furnishing any nonpublic information to any such Person, Ecco furnishes such nonpublic information to Samurai (to the extent that such nonpublic information has not been previously furnished by Samurai to Samurai);

(iv)          neither Ecco nor any of its Subsidiaries nor any of the Ecco Representatives shall have violated any of the restrictions set forth in this Section 5.07;

(v)           such unsolicited bona fide proposal relating to a Superior Proposal is made by a third party that the board of directors of Ecco (or any committee thereof considering such proposal) determines in good faith has the good faith intent to proceed with negotiations to consider such Superior Proposal;

(vi)          the board of directors of Ecco (or any committee thereof considering such proposal), after duly considering the written advice of outside legal counsel to Ecco, determines in good faith that such action is required for the Board of Directors of Ecco to comply with its fiduciary duties to stockholders imposed by applicable law; and

(vii)         Ecco keeps Samurai informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides Samurai copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

(b)           Ecco shall notify Samurai orally and in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within twenty-four (24) hours after the receipt thereof. Ecco will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal. Ecco agrees to inform the Samurai Representatives of the obligations undertaken in this Section 5.07; provided, however, that nothing contained in this Agreement shall prevent the board of directors of Samurai from referring any third-party to this Section 5.07.

(c)           Ecco agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which Ecco or any of its Subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Samurai.

(d)           Except as expressly permitted by this Section 5.07, neither the board of directors of Ecco nor any committee thereof shall (A) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Samurai, the approval by such board of directors or such committee of the board of directors, approving or taking such action with respect to the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (C) cause Ecco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an “Acquisition Agreement”) related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Ecco (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders of Ecco under applicable law, the board of directors of Ecco may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after twenty-four (24) hours following Samurai’s receipt of written notice advising Samurai that the board of directors of Ecco is prepared to do so, and only if, during such twenty-four (24) hour period, Ecco and its advisors shall have negotiated in good faith with Samurai to make such adjustments in the terms and conditions of this Agreement as would enable Samurai to proceed with the transactions contemplated herein on such adjusted terms.

For purposes of this Section 5.07, “Acquisition Proposal” means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of Ecco generally), from any Person relating to any (a) direct or indirect acquisition or purchase of assets (x) that constitute 15% or more of the assets of Ecco and its Subsidiaries taken as a whole or (y) for which 15% or more of the net revenues or net income of Ecco and its Subsidiaries taken as a whole are attributable, (b) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Ecco or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Ecco and its Subsidiaries, taken as a whole, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of Ecco or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Ecco and its Subsidiaries, taken as a whole, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ecco or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Ecco and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

Section 5.08. Filing of Current Report on Form 8-K. Promptly after execution of this Agreement, Samurai shall file, if required or permitted under the Exchange Act, a Current Report on Form 8-K (“8-K”) with the SEC to report the proposed Merger and terms thereof.

Section 5.09. Composition of Ecco and Surviving Corporation Board and Officers at Effective Time. Ecco will take all necessary actions to ensure that, at the Effective Time, the Board of Directors of Ecco is comprised of, and the officer positions of Ecco are filled with, the persons set forth on Exhibit E hereto, each to serve until his or her successor is elected and qualified or until the earlier termination, resignation or removal.

Section 5.10. Ecco Information Statement. Ecco, with the cooperation and assistance of Samurai and its counsel, will prepare and distribute to the holders of Ecco Common Stock an Information Statement describing the Merger no later than five (5) Business Days after the date of this Agreement.

Section 5.11. Samurai Information Statement. Not less than 20 days prior to Closing, Samurai will prepare and distribute to all holders of Samurai capital stock and Information Statement, in the form prescribed by Section 14(c) of the Exchange Act and Rule 14C thereunder, describing the Reincorporation Merger.

Section 5.12. Confidentiality. Each of Samurai and its Subsidiaries agrees that, until the earlier of (i) two years from the date of this Agreement and (ii) the Effective Time:

(a)           each of Samurai and its Subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Ecco or destroy, at the request and option of Ecco, all tangible embodiments (and all copies) of the Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

(b)           in the event that any of Samurai and its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Samurai and its Subsidiaries will notify Ecco promptly of the request or requirement so that Ecco may seek an appropriate protective order or waive compliance with the provisions of this Section 5.12; and

(c)           if, in the absence of a protective order or the receipt of a waiver hereunder, any of Samurai or its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Samurai or its Subsidiaries may disclose the

Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable best efforts to obtain, at the reasonable request of Ecco, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Ecco shall designate.

ARTICLE 6

POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

Section 6.01. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

Section 6.02. Transition. None of Ecco and its Subsidiaries will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Ecco and its Subsidiaries from maintaining the same business relationships with Ecco and its Subsidiaries after the Closing as it maintained with Ecco and its Subsidiaries prior to the Closing.

ARTICLE 7

CONDITIONS TO OBLIGATION TO CLOSE

Section 7.01. Conditions to Obligation of Ecco. The obligation of Ecco to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date;

(b)           Samurai and its Subsidiaries shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c)           Samurai and its Subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

(d)           no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Ecco shareholders to own Samurai Common Stock and/or Samurai Preferred Stock shares and to control Samurai and its Subsidiaries, or (iv) affect materially and adversely the right of Samurai and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)           Samurai and its Subsidiaries shall have delivered to Ecco a certificate to the effect that each of the conditions specified above in Section 7.01(a)-(d) is satisfied in all respects;

(f)            the Parties, Samurai and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

(g)           Ecco shall have received from counsel or, in the case of clause (i), the tax accountants of Samurai: (i) a tax opinion in form and substance as set forth in Exhibit B attached hereto, and (ii) an opinion in form and substance as set forth in Exhibit C attached hereto, each addressed to Ecco and dated as of the Closing Date;

(h)           Samurai and its Subsidiaries shall have delivered to Ecco releases from each of its directors and officers to the effect that each director and officer of Samurai and its Subsidiaries remises, releases, and forever discharges, other than with respect to the obligations arising on or after the Closing Date under this Agreement: (i) Samurai, its Subsidiaries and Affiliates and (ii) Ecco and its Affiliates, and any of their respective heirs, executors, administrators, successors and assigns (collectively, “Releases”), from all liability whatsoever (whether actual or contingent) which may be owing to such director or officer, including without limitation, any and all claims, demands, proceedings, causes of action, awards, decisions, injunctions, judgments, orders, rulings, subpoenas, verdicts, obligations, contracts, agreements, debts and liabilities whatsoever, whether in law or equity (including any right of contribution), whether arising under contract or arrangement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before Closing;

(i)	the present officers and directors of Samurai will be the officers and directors of ECCO;

(j)            at least fifteen (15) days prior to the Closing Date, Samurai will mail to its stockholders of record and filed with the SEC the Information Statement, in compliance with the requirements of Section 14(f) of the Exchange Act;

(k)	At Closing, Ecco shall have received from Samurai:

(1)           all documents, books (including minute books, stock certificate books, stock ledgers and the corporate seal), records (including Tax records), agreements, and financial data of any sort relating to Samurai and its Subsidiaries;

(2)           a certified copy of the Certificate of Incorporation of Samurai (including the Certificate of Designations related to the Samurai Preferred Stock) as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Delaware;

(3)           certificates, as of the most recent practicable dates, as to the corporate good standing of Samurai and its Subsidiaries issued by the Secretary of State of the State of Delaware and any other state in which Samurai and its Subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(4)           a copy of the by-laws of Samurai in effect on the Closing Date certified by the Secretary of Samurai as of the Closing Date;

(5)           resolutions of the Board of Directors of Samurai and Samurai Sub, authorizing and approving all matters in connection with this Agreement (including matters set forth in Section 5.11) and the transactions contemplated hereby, certified by the Secretary of Samurai as of the Closing Date;

(6)           stock certificates representing the Samurai Common Stock and Samurai Preferred Stock issuable pursuant to Article 2 upon presentation of the Certificates; and

(7)	such other documents as Ecco may reasonably request;

(l)            the contracts and agreements listed on Section 7.01(l) of the Samurai Disclosure Schedule shall have been terminated; and

(m)          all actions to be taken by Samurai in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Ecco.

Ecco may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

Section 7.02 Conditions to Obligation of Samurai. The obligation of Samurai to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

(b)           Ecco shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           Ecco and its Subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

(d)           no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)           Ecco shall have delivered to Samurai a certificate to the effect that each of the conditions specified above in Section 7.02(a)-(d) is satisfied in all respects;

(f)            the Parties and Samurai shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03; and

(g)           all actions to be taken by Ecco in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Samurai.

Samurai may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.

ARTICLE 8

TERMINATION

Section 8.01. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(a)           Samurai and Ecco may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)           Ecco may terminate this Agreement by giving written notice to Samurai at any time prior to the Closing (i) in the event any of Samurai and its Subsidiaries has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Ecco has notified Samurai of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2006, by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from Ecco itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c)           Samurai may terminate this Agreement by giving written notice to Ecco at any time prior to the Closing (i) in the event Ecco has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Samurai has notified Ecco of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2006, by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from any of Samurai and its Subsidiaries themselves breaching any representation, warranty, or covenant contained in this Agreement).

Section 8.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.01, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.12 shall survive termination.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Samurai and Ecco, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

Section 9.02. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 6.03.

Section 9.03. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter.

Section 9.04. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Samurai and Ecco.

Section 9.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 9.06. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.07. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Samurai:	Samurai Energy Corp.

955 Dairy Ashford Suite 206

Houston Texas 77079

Attn: Samuel M. Skipper, President

Tel: (713) 771-5500

Fax: (713) 771-5556

With a copy to:	Sonfield & Sonfield

770 South Post Oak Lane, Suite 435

Houston, Texas 77056

Attn: Robert L. Sonfield, Jr., Managing Director

Tel: (713) 877-8333

Fax: (713) 877-1547

If to Ecco:	Ecco Energy Corp.

955 Dairy Ashford Suite 206

Houston, Texas 77079

Attn: John Vise, President

Tel: (281) 558-7053

Fax: (281) 558-7894

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

Section 9.09. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Samurai and Ecco. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 9.11. Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 9.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 9.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

Section 9.15. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Harris County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above. Nothing in this Section 9.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 9.16. Survival. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SAMURAI ENERGY CORP.

a Delaware corporation

By:

Samuel M. Skipper, President

ECCO ENERGY CORP.

a Nevada corporation

By:

John Vise, President

SEI ACQUISITION CORP

a Nevada corporation

By:

Samuel M. Skipper, President

ECCO DISCLOSURE SCHEDULE

Section 3.01. Organization, Qualification and Corporate Power.

ECCO Energy Corp. is a corporation incorporated in Nevada. John M. Vise is the President, Chief Executive Officer, and sole Director.

Section 3.03. Capilatization

3.03(a) There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ECCO to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to ECCO.”

3.03(b) There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to ECCO. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of ECCO. ECCO has reserved ECCO Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants or other convertible securities.

Section 3.05. Title to Assests.

All of ECCO’s assets are disclosed on the Ecco Balance Sheet (as defined in Section 3.07).

Section 3.06. Subsidiaries

Ecco has no subsidiaries.

Section 3.07. Financial Statements

3.07(d)	Subsequent Events:

(i)

In May 2006, ECCO entered into a purchase and sale agreement with Ronald E. Reece M.D. Revocable Trust of 2000 to acquire its 20% working interest in the E.C. Wilson and Wilson State Tract Leases for 135,032 shares of ECCO common stock and a promissory note of $205,548.39.

(ii)

In May 2006, ECCO entered into a purchase and sale agreement with Wild Tree Enterprises to acquire its 11% working interest in the E.C. Wilson and Wilson State Tract Leases for 64,968 shares of ECCO common stock and a promissory note of $94,451.61.

(iii)	In June 2006, ECCO purchased 37,000 share of ECCO common stock from William Mullen for $37,000.00.

Section 3.10. Real Property Other Than Oil and Gas Interests

3.10(b) ECCO Energy Corp., does not have any real property leased or subleased to each of ECCO Energy Corp and its Subsidiaries, other than Oil and Gas Interests.

Section 3.11. Title to Oil and Gas Interests

ECCO Energy Corp. has Good Title to the Oil and Gas Interests.

Section 3.12. Oil and Gas Interests of ECCO and its Subsidiaries

ECCO Energy, Corp. currently owns 32% working interest in the 250 acre Wilson Lease in Nueces County.

Section 3.13 Wells

3.13(a) Located in the Riverside, East Riverside, and Agua Dulce Fields are the Wilson State Tract 5-2, EC Wilson 1, EC Wilson 2, EC Wilson 3, EC Wilson 6, EC Wilson 7, EC Wilson 10, and EC Wilson 11.

Section 3.14. Refund

None

Section 3.18. Insurance

(a)	GEM Insurance Agencies, L.P.

P.O. Box 27469

Houston, Texas 77227-7469

(713) 622-2330

(b)	Insurer:

St. Paul Surplus Lines Insurance Company

Policyholder:

Samurai Operating Company

Covered:

Samurai Operating Company

ECCO Energy Corp.

Samurai Energy Corp.

Samurai Energy LLC

(c)	Policy Number:	MU05535768
	Effective From:	12:01 a.m. August 1, 2005 TO 12:01 a.m. August 1, 2005

(c)	Limits:

Commercial General Liability

General Total Limit	$2,000,000
Products & Completed Work Total Limit	$1,000,000
Personal Injury Each Person Limit	$1,000,000
Advertising Injury Each Person Limit	$1,000,000
Each Event Limit	$1,000,000
Premises Damage Limit	$100,000
Medical Expenses Limit	$5,000

Deductible:

$ 5,000	Each event, other than offshore event, deductible for bodily injury and property damage and pollution clean-up costs that don’t result from your products or your completed work.
$10,000	Each offshore event deductible for bodily injury and property damage and pollution clean-up costs that don’t result from your products or your completed work.
$ 5,000	Each event, other than offshore event, deductible for bodily injury and property damage and pollution clean-up costs that result from your products or your completed work.
$10,000	Each offshore event deductible for bodily injury and property damage and pollution clean-up costs that result from your products or your completed work.
$ -	Medical expenses each person deductible
$ 5,000	Personal injury each person deductible

$ 5,000	Advertising injury each person deductible.

(e)	None

Section 3.19. Litigation

Ecco and its Subsidiaries (a) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is not a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

SAMURAI DISCLOSURE SCHEDULE

Section 4.02. Capitalization

4.02(a) There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Samurai to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Samurai.”

There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Samurai. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Samurai. Samurai has reserved Samurai Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants or other convertible securities.

Section 4.01. Organization, Qualification, and Corporate Power

Samurai Energy Corp. is a corporation incorporated in Delaware. Samuel M. Skipper is the President, Chief Executive Officer, and sole Director.

Section 4.06. Subsidiaries

SEI Acquistion Corp., a subsidiary of Samurai Energy Corp., is incorporated in Nevada. Samuel M. Skipper is the President, Chief Executive Officer, and Sole Director. There are no authorized shares of capital stock, no outstanding shares of capital stock, and has no shares of capital stock held in its treasury.

Section 4.08. Absence of Certain Changes or Events

4.08(f) Samurai Energy Corp. and its Subsidiaries has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person.

4.08(k) Samurai Energy Corp. and its Subsidiaries has not declared, set aside, or paid any dividends or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock.

4.08(m) Samurai Energy Corp. and its Subsidiaries has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees.

4.08(r) Samurai Energy Corp. and its Subsidiaries has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business.

Section 4.09. Undisclosed Liabilities

Samurai Energy Corp. does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due to or become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its Subsidiaries operations, ownership of assets, actions or inactions.

Section 4.11. Tax Matters

4.11(d)	Year	Taxpayer Entity	Federal	State	Audited
	2004	J R Bassett Optical, Inc.	Yes	Yes	No
	2003	J R Bassett Optical, Inc.	Yes	Yes	No

2002	J R Bassett Optical, Inc.	Yes	Yes	No
4.11(f)

Section 4.13. Litigation

Samurai Energy Corp. and its Subsidiaries (a) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is not a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

Section 4.18. Certain Business Relationships With Samurai

Sam Skipper, director and officer of Samurai Energy Corp., owns Samurai Operating Company LLC which operates properties owned by Samurai or in which Samurai holds a working interest. Samurai Operating Company LLC is the operator of the properties and provides production, engineering and maintenances services. Accordingly, Samurai Operating Company LLC charged and operating fee for its services of $13,320 and $9,990 in 2005 and 2004, respectively.

Section 7.01. Conditions to Obligation of Ecco

None

EXHIBIT B

Press Release of Samurai Energy Corp.

Dated June 30, 2006

FOR IMMEDIATE RELEASE

Samurai Energy Corp. Announces Merger With ECCO Energy Corp.

HOUSTON, TX – June 30, 2006 Samurai Energy Corp., (PINK: SMRE), and ECCO Energy Corp., a Nevada corporation, announced that they have signed an Agreement and Plan of Merger (“Merger Agreement”) under which a newly formed wholly owned subsidiary of Samurai will merge with and into ECCO. Upon the consummation of the merger, ECCO will be a wholly owned subsidiary of Samurai and Samurai will merge with ECCO, for the sole purpose of reincorporating into Nevada and will change its name to ECCO Energy Corp. Closing of the merger is expected on or about July 15, 2006.

Under the terms of the Merger Agreement, each share of ECCO common stock issued and outstanding immediately prior to the merger will be converted in the right to receive three shares of fully paid, non assessable shares of Samurai common stock.

In connection with the proposed transaction, Sam Skipper, the director of Samurai, shall be the initial director of the surviving corporation, ECCO Energy Corp.

The Boards of Directors of Samurai and ECCO each approved the transaction contemplated by the Merger Agreement.

Completion of the transaction will be subject to the customary definitive agreement, due diligence by both parties and other matters usually associated with business combinations.

About Samurai Energy Corp.

Samurai Energy Corp. is an independent oil and gas exploration and production company headquartered in Houston, Texas. The Company is engaged in the acquisition, development and production of oil and natural gas reserves. The company’s primary focus is along the Texas Gulf Coast region.

About ECCO Energy Corp.

ECCO Energy Corp. is an independent oil and gas exploration and production company headquartered in Houston, Texas. The Company is engaged in the acquisition, development and production of oil and natural gas reserves. The company’s primary focus is along the Texas Gulf Coast region.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "will," "anticipated," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. The reserve data included herein represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, and are inherently imprecise. In addition, important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports. Samurai Energy Corp. (PINK: SMRE) takes no obligation to update or correct forward-looking statements, and also takes no obligation to update or correct information prepared by third parties that is not paid for by the Company.